SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2008

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 19, 2008, Convergys Corporation (the “Company”) entered into an unsecured $50,000,000 360-day revolving credit facility with The Bank of Nova Scotia, acting as Administrative Agent, and Scotia Capital, as the sole lead arranger and sole book runner (the “Credit Agreement”). Additional lenders may provide commitments under the Credit Agreement up to an additional amount of $50,000,000, but not to exceed $100,000,000.

Borrowings under the Credit Agreement bear interest at the rates described in the Credit Agreement. The Credit Agreement contains affirmative, negative and financial covenants customary for such type of agreement. The Credit Agreement also contains customary representations and warranties. In the event of a default under the Credit Agreement, the lenders may terminate the commitments under the Credit Agreement and declare the amounts outstanding, and all accrued interest, immediately due and payable. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Convergys may utilize borrowings under the Credit Agreement for liquidity purposes and general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Karen R. Bowman
Karen R. Bowman
Senior Vice President, General Counsel and Corporate Secretary

Date: August 25, 2008